Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR
(Form Type)

OUTFRONT Media Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	415(a)(6)	28,856,239(1)		(2)			S-3ASR (2)	333-239111 (2)	June 12, 2020 (2)	$74,386.42 (3)
	Total Offering Amounts							N/A
	Total Fees Previously Paid							$74,386.42
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of common stock.

(2)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement only consist of 28,856,239 unsold shares of common stock, par value $0.01 per share, which have been previously registered under a registration statement on Form S-3 (File No. 333-239111).

(3)
In connection with the registration of such unsold shares of common stock, a registration fee of $74,386.42 was paid, which will continue to be applied to such unsold securities. Accordingly, there is no additional registration fee due in connection with the filing of this registration statement.

The Company is filing this registration statement on Form S-3 to replace its previously filed registration statement on Form S-3 (File No. 333-239111).  In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate such registration statement.